EXHIBIT 99.1
                            OREGON STEEL MILLS, INC.
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SECTION 1    PURPOSE.

The purposes of this Plan are to attract and retain the services of the Participants who make significant contributions to the Company; to further the growth and financial success of the Company by aligning the interests of the Participants with the interests of the Company's stockholders; and to provide the Participants with an incentive for long-term value creation.

SECTION 2    DEFINITIONS.

For purposes of the Plan, the following terms are defined as set forth below:

"BOARD" means the Board of Directors of the Company.

"CAPITAL TRANSACTION" means a sale or exchange of all or substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation, a merger, reorganization or consolidation in which the Company is the surviving corporation and stockholders of the Company exchange their stock for securities or property, a liquidation of the Company, or a similar transaction as determined by the Committee.

"CHANGE IN CONTROL" means:

       (i) Any time less than a majority of the directors of the Company are individuals who were either elected by the Board or nominated by the Board (or a committee of the Board) for election by the stockholders of the Company;

       (ii) At any time a majority of the Board are individuals who, in connection with a single transaction or a series of related transactions that effects a change in the ownership of the Company, were either not elected by the Board or nominated by the Board (or a committee of the Board) for election by the stockholders of the Company;

       (iii) Any person (other than (a) an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the beneficial owner (as defined in Rule 13d of the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the Company's then outstanding securities; or

       (iv) The stockholders of the Company approve (a) a plan of complete liquidation of the Company, other than in connection with the complete cessation of the business activities conducted with the Company's operating assets, or (b) an agreement is entered for the sale or disposition by the Company of all or

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                  substantially all of the Company's assets except pursuant to an order of a bankruptcy court having jurisdiction of the Company. For purposes of clause (b), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" means a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" means the aggregate market value of the Company's outstanding Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities, if any. The aggregate market value of the Common Stock will be determined by multiplying the number of shares of the Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "TRANSACTION DATE") by the average closing price of the Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company will be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Common Stock or by such other method as the Board determines is appropriate; provided that, in the event that on the Transaction Date there is no public market for such Common Stock or other equity security, the fair market value of the equity securities or Common Stock will be as reasonably determined by the Board.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

"COMMITTEE" means the Board or a committee that has been established to administer the Plan. Any such committee must consist of two or more Board members who must be "Non-Employee Directors" as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

"COMMON STOCK" means the common stock of the Company, par value $.01 per share.

"COMPANY" means Oregon Steel Mills, Inc., a Delaware corporation.

"DISABILITY" with respect to a Participant means a physical or mental condition that prevents the Participant from performing his or her duties as a member of the Board, and which is expected to be permanent or for an indefinite duration exceeding one year.

"EFFECTIVE DATE" means April 26, 2002.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

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"FAIR MARKET VALUE" means, on any given date, the closing price of a share of
Common Stock as reported by the New York Stock Exchange composite tape on such day, or if the Common Stock is not traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Committee may select.

"FOR CAUSE" means, with respect to service on the Board, (i) disloyalty, gross negligence, or breach of fiduciary duty to the Company, (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company, or (iii) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company.

"NON-EMPLOYEE DIRECTOR" means a person who as of any applicable date is a member of the Board and is not an officer (other than Chairman) or employee of the Company or any subsidiary of the Company.

"OPTIONEE" means a Participant.

"PARTICIPANT" means a Non-Employee Director who is granted an Option under this Plan.

"PLAN" means the Oregon Steel Mills, Inc. 2002 Non-Employee Director Stock Option Plan, as amended from time to time.

"RETIREMENT" means termination of an individual's directorship with at least ten years of service as a member of the Board or after age 70.

"OPTION" means a non-qualified option to purchase shares of Common Stock.

"TERMINATION OF DIRECTORSHIP" means the date upon which any Participant ceases to be a member of the Board for any reason.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3    ADMINISTRATION.

The Plan will be administered by the Committee. The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as the Committee deems advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The determination of the Committee on all matters relating to the Plan or any agreement relating thereto will be conclusive and final. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option.

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SECTION 4    STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in Section 5, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect will not exceed 150,000. The shares deliverable upon exercise of an Option granted under this Plan may be made available from authorized but unissued shares of Common Stock or shares reacquired by the Company, including shares purchased in the open market or in private transactions. The shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Option will be made available in connection with future Option grants under the Plan. No fractional shares will be issued.

SECTION 5    ADJUSTMENT.

(a) ADJUSTMENT. If there is any change in the Common Stock by reason of any subdivision or consolidation of shares, including, a stock dividend, stock split, reverse stock split, recapitalization, continuation or reclassification, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the aggregate number of shares of Common Stock available under this Plan, the Grant Amounts specified in Section 7, and the number and the price of shares of Common Stock subject to
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outstanding Options will be appropriately adjusted automatically. However, in no event, may a Participant acquire under the Plan more than one percent of the shares of the Common Stock outstanding at the Effective Date.

(b) NO FRACTIONAL SHARES. No right to purchase fractional shares will result from any adjustment in Options pursuant to this Section 5. In case of any such
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adjustment, the Shares subject to the Option will be rounded down to the nearest whole share.

(c) NOTICE. Notice of any adjustment will be given by the Company to each Participant whose Options have been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of this Plan.

SECTION 6         ELIGIBILITY.

Only individuals who are Non-Employee Directors are eligible to be granted Options under the Plan.

SECTION 7         OPTION GRANTS.

(a) INITIAL GRANTS. On April 26, 2002, an Option to purchase 4,000 shares of Common Stock (the "INITIAL GRANT AMOUNT"), at an exercise price equal to the closing price on that date, is automatically granted to each person who on the Effective Date was a Non-Employee Director.

(b) SUBSEQUENT GRANTS. With respect to each person who first becomes a Non-Employee Director after the Effective Date, an Option to purchase 2,000 shares of Common Stock (the "SUBSEQUENT GRANT AMOUNT"), at an exercise price equal to the date of such appointment, is

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automatically granted as of the date such person is elected or appointed as a
Non-Employee Director. Such subsequent grant will be in addition to any annual grants of Options as described in Section 7(c) below.
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(c) ANNUAL GRANTS. On the date of each annual meeting of the Company's stockholders following the Effective Date, each person who is a Non-Employee Director immediately following such meeting (regardless of whether elected, re-elected or retained as a Non-Employee Director at such meeting) will automatically be granted an Option to purchase 1,500 shares of Common Stock (the "ANNUAL GRANT AMOUNT") at an exercise price equal to the closing price as of such meeting date. (The Initial Grant Amount, the Subsequent Grant Amount and the Annual Grant Amount are referred to herein collectively as the "GRANT AMOUNTS".)

(d) AVAILABLE SHARES. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date will share ratably in the number of Options in accordance with the number of shares available for grant under the Plan.

SECTION 8    OPTION TERMS.

Options granted under the Plan will be evidenced by an option agreement and will be subject to the following terms and conditions:

(a) OPTION TERM. The term of each Option will be 10 years from the date the Option is granted, subject to extension or earlier termination as provided herein.

(b) VESTING AND EXERCISABILITY. Except as otherwise provided in this Plan, Options will vest and become exercisable as follows:

                       PERCENTAGE OF SHARES UNDERLYING
                         OPTION WHICH MAY BE EXERCISED
                                              TIME PERIOD OR EVENT
                                     33 1/3%  One year from date of grant
                                     66 2/3%  Two years from the date of grant
                                        100%  Three years from the date of grant
                                        100%  Upon a Change in Control

(c) OPTION PRICE. The option price per share of Common Stock covered by an Option will be the Fair Market Value on the Grant date.

(d) METHOD OF EXERCISE. Except as otherwise provided in this Plan, Options may be exercised, in whole or in part, at any time during the option term by giving notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice must be accompanied by payment in full of the purchase price and

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payment of all federal, state, local or other withholding taxes payable by the
Company incident to exercise of an Option. An Optionee will have all rights as a stockholder of the Company holding Common Stock following notice of exercise, payment in full for such shares and the Company's receipt of all other documents required by this Plan.

(e) PAYMENT OF PURCHASE PRICE. Payment of the purchase price may, at the election of the Optionee, be made in any one or any combination of the following:

     (1)   cash, other immediately available funds or check;

     (2) consideration received by the Company under a cashless exercise program with an outside broker implemented by the Company in connection with the Plan; or

     (3)   surrender of other shares of Common Stock of the Company which

          (I) in the case of shares acquired pursuant to the exercise of a Company stock option, have been owned by Participant for more than six months on the date of surrender, and

          (II)    are credited at the then Fair Market Value per share.

(f) NON-TRANSFERABILITY OF OPTIONS. All Options will be exercisable during the Participant's lifetime, only by the Participant or by the guardian or legal representative of the Participant. No Option will be transferable by the Participant other than by will or by the laws of descent and distribution.

(g) TERMINATION OF DIRECTORSHIP. If a Termination of Directorship occurs, any unexercised Option, to the extent exercisable on the date of Termination of Directorship, may be exercised, in whole or in part, in accordance with the following time periods:

          IF TERMINATION OF       TIME PERIOD AFTER TERMINATION OF DIRECTORSHIP
        DIRECTORSHIP IS FOR:              THAT OPTION MAY BE EXERCISED:
                Death                                180 days

             Disability                              180 days

             Retirement            90 days or expiration of the stated term of
                                      the Option, whichever period is shorter

              For Cause                      None, immediately terminated

                Other              90 days or expiration of the stated term of
                                      the Option, whichever period is shorter

(h) EXTENSION OF TERM. Upon Termination of Directorship by reason of death or Disability, the term of any Option which by its terms would otherwise expire after the Participant's Termination of Directorship but prior to the end of the period following the Participant's Termination of Directorship described in
Section 8(h), will be extended so as to permit any
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unexercised Option to be exercised at any time within the period described in
Section 8(h); provided, however, that in no event may the term of any Option
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expire more than 10 years after the grant date of the Option.

(i) TERMINATION UPON CAPITAL TRANSACTION. This Plan and each Option, whether vested or unvested, will terminate upon a Capital Transaction unless such Options are assumed by a successor corporation in a merger or consolidation immediately prior to such Capital Transaction. If outstanding Options are not assumed by a successor corporation in a merger or consolidation, all Participants will have the right to exercise all vested Options during the 15 days prior to such Capital Transaction. The Company will, subject to any nondisclosure provisions, attempt to provide Participants at least 15 days notice of the Option termination date. The Committee may (but will not be obligated to) (a) accelerate the vesting of any Option, or (b) apply the foregoing provisions, including but not limited to termination of this Plan and the Options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Company in any two-year period or a transaction similar to a Capital Transaction.

SECTION 9    SECURITIES LAW AND LISTING MATTERS.

(a) COMPLIANCE WITH LAWS. If the Committee deems it necessary, the Company may require a written investment intent representation by the Participant and may require that a restrictive legend be affixed to certificates for shares of Common Stock issued pursuant to Options. If the Committee determines that the exercise or vesting of, or delivery of benefits pursuant to, any Option would violate any applicable provisions of federal or state securities law or the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, vesting, or delivery, as the case may be, but the Company will use its best efforts to cause such exercise, vesting or delivery to comply with all such provisions at the earliest practicable date.

(b) REGISTRATION AND LISTING. If the Committee determines, in its discretion, that it is necessary or desirable that the shares subject to any Option (a) be registered, listed or qualified on any securities exchange or the Nasdaq Stock Market or under any applicable law, or (b) be approved by any governmental regulatory body, or (c) be approved by the stockholders of the Company, as a condition of, or in connection with, the granting of such Option, or the issuance or purchase of shares upon exercise of the Option, the Option may not be exercised in whole or in part unless such registration, listing, qualification or approval has been obtained free of any condition not acceptable to the Committee.

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SECTION 10   AMENDMENT OR TERMINATION OF THIS PLAN.

Unless previously terminated by the Board, this Plan will terminate on April 25, 2012 and no Options will be granted thereafter. Such termination will not affect any Option previously granted. The Board may from time to time in its discretion amend or modify this Plan without the approval of the stockholders of the Company, except as such approval as may be required under the Exchange Act, the Code or by the national securities exchange on which the Common Stock is traded. Any amendment or termination will not materially and adversely affect any Option then outstanding under this Plan unless consented to by the affected Optionee.

SECTION 11   GENERAL PROVISIONS.

(a) GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

(b) SEVERABILITY. If all or any part of this Plan is declared by any court, governmental authority or arbitrator to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

(c) NOTICES. All notices and demands of any kind which the Committee, any Participant, or other person may be required or desires to give under the terms of this Plan will be in writing and must be personally delivered or sent by mail, postage prepaid, addressed to the Company at its principal place of business and to the Participant at the address shown in the stock option agreement or at any other address the Participant indicates by notice to the Company. Delivery by mail will be deemed made at the expiration of the third day after the day of mailing, except for notice of the exercise of an Option and related documents which must be actually received by the Company.

(d) NO OTHER RIGHTS. Nothing in the Plan, or any Option granted under the Plan, will confer any right to any person to continue as a director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board to elect and remove directors.



                                 Oregon Steel Mills, Inc.

                                 /s/ Joe E. Corvin
                                 -------------------------------------------
                                 By:  Joe E. Corvin
                                 Its:  President and Chief Executive Officer


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